PRICING SUPPLEMENT NO. 26                                     Rule 424 (b)(3)
DATED: September 17, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes      Book Entry Notes
$25,000,000                   [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
September 22, 1997            [_]                      [_]


Maturity Date:
September 22, 1998

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                         Optional            Optional
                     Redemption          Repayment           Repayment
Redeemable On        Price(s)            Date(s)             Price(s)
-------------        ----------          ---------           ---------

N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%

  ------------------------

*        10/22/97, 11/24/97, 12/22/97, 1/22/98, 2/23/98, 3/23/98,
         4/22/98, 5/22/98, 6/22/98, 7/22/98 and 8/24/98.

**       10/22/97, 11/24/97, 12/22/97, 1/22/98, 2/23/98, 3/23/98, 4/22/98,
         5/22/98, 6/22/98, 7/22/98, 8/24/98 and 9/22/98.

*** The one month LIBOR rate on September 18, 1997 minus 2 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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